Aradigm Announces Third Quarter Financials

HAYWARD, CA -- 11/10/2006 -- Aradigm Corporation (PINKSHEETS: ARDM) today announced financial results for the third quarter and nine months ended September 30, 2006.

The company reported revenues for the three months ended September 30, 2006 of $1.1 million compared to $0.7 million for the same period in 2005. Revenues for the nine months ended September 30, 2006 were $4.0 million compared with $9.6 million for the same period in 2005. Revenues were derived from currently partnered AERx development programs. Total operating expenses for the three months ended September 30, 2006 were $8.4 million compared to $8.8 million for the same period in 2005. For the nine months ended September 30, 2006 total operating expenses were $32.4 million compared with $29.1 million for the same period in 2005.

The company reported net income for the three months ended September 30, 2006 of $13.1 million, or $0.89 per share, compared with a net loss of $7.7 million, or $0.53 per share, for the same period in 2005. This gain was driven by the recognition of an $8 million gain on sale of royalty interest and a $12 million gain on sale of patents, both transactions with Novo Nordisk, a related party. The net loss for the nine months ended September 30, 2006 was $7.6 million, or $0.52 per share, compared with a net loss of $18.5 million, or $1.28 per share, for the same period in 2005.

As of September 30, 2006, cash, cash equivalents and short-term investments totaled approximately $32.8 million.

A full quarterly financial report on Form 10-Q is expected to be filed by Tuesday, November 14th.

The Company will host a conference call and question and answer session today at 4:30 pm Eastern Time, 1:30 pm Pacific Time, to discuss these financial results. Dial toll free 1 (877) 788-8790, or for International callers, dial +1 (706) 679-7281. The passcode for participation is 1918889 or mention Dr. Igor Gonda as moderator. For those unable to listen to the live broadcast, a replay will be available under the Investors section of the company website or by dialing 1 (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international) and entering in the conference ID # 1918889 beginning approximately one hour after the completion of the call.

Aradigm is an emerging specialty pharmaceutical company focused on the development and commercialization of a portfolio of drugs delivered by inhalation for the treatment of severe respiratory diseases by pulmonologists. Current activities include partnered and self-initiated development programs addressing the treatment of cystic fibrosis, pulmonary hypertension, asthma, inhalation anthrax infections and smoking cessation.

In addition, Aradigm's AERx insulin Diabetes Management System (iDMS), which has been licensed to Novo Nordisk for development and commercialization in return for royalties, is in Phase 3 testing for Type 1 and Type 2 diabetes. Under the agreements with Novo Nordisk, Novo Nordisk is responsible for all further clinical, manufacturing and commercial development, while Aradigm and Novo Nordisk continue to cooperate and share in technology development, as well as intellectual property development and defense. Novo Nordisk also remains a substantial shareholder and investor in Aradigm.

Additional information about Aradigm can be found at www.aradigm.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties, including preclinical and clinical results, the timely availability and acceptance of new products, the impact of competitive products and pricing, the availability of funding from partners or capital markets, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation's Securities and Exchange Commission (SEC) Filings, including the company's Annual Report on Form 10-K, and quarterly reports on Form 10-Q.

Aradigm and AERx are registered trademarks of Aradigm Corporation.

                        ARADIGM CORPORATION
                  CONDENSED STATEMENTS OF OPERATIONS
             (In thousands, except per share information)
                             (Unaudited)

                             Three months ended      Nine months ended
                               September 30,           September 30,
                           ----------------------- -----------------------
                              2006        2005        2006        2005
                           ----------- ----------- ----------- -----------
Contract revenues (from
 related parties)          $         9 $       200 $        59 $     7,911
Contract revenues - Other        1,117         519       3,947       1,734
                           ----------- ----------- ----------- -----------
Total Contract and
 milestone revenues              1,126         719       4,006       9,645
                           ----------- ----------- ----------- -----------
Operating expenses:
Research and development         4,547       6,471      17,645      20,858
General and
 administrative                  3,514       2,326       9,051       8,274
Restructuring and asset
 impairment                        347          --       5,717          --
                           ----------- ----------- ----------- -----------
  Total operating
   expenses                      8,408       8,797      32,413      29,132
                           ----------- ----------- ----------- -----------
Loss from operations            (7,282)     (8,078)    (28,407)    (19,487)
                           ----------- ----------- ----------- -----------
Gain on sale of patent
 and royalty interest (to
 related parties)               20,000          --      20,000          --
Interest income                    459         342         839         980
Interest expense                   (95)         --        (101)         --
Other income (expense)              (7)          8          26         (37)
                           ----------- ----------- ----------- -----------
Net income (loss)          $    13,075 $    (7,728)$    (7,643)$   (18,544)
                           =========== =========== =========== ===========
Basic net income (loss)
 per common share          $      0.89 $     (0.53)$     (0.52)$     (1.28)
Diluted net income (loss)
 per common share          $      0.82 $     (0.53)$     (0.52 $     (1.28)
Shares used in computing
 basic earnings (loss)
 per common share **            14,660      14,518      14,625      14,497
Shares used in computing
 diluted earnings (loss)
 per common share **            15,982      14,518      14,625      14,497
                           =========== =========== =========== ===========

** All share and per share data reflects a 1 for 5 reverse stock-split effective January 4, 2006 and approved by Aradigm shareholders in
   January 2005.

                         ARADIGM CORPORATION
                       CONDENSED BALANCE SHEETS
                             (In thousands)

                                           September 30,     December 31,
                                               2006             2005
                                            (Unaudited)           *
                                          ---------------   --------------
                                ASSETS
Current assets:
  Cash, cash equivalents and short-term
   investments                            $        32,784   $       27,694
  Receivables                                         623              400
  Current portion of notes receivable
   from officers and employees                         --               62
  Prepaid expense and other current
   assets                                             790              874
                                          ---------------   --------------
  Total current assets                             34,197           29,030

Property and equipment, net                         2,471            9,875
Non-current portion of notes receivable
 from officers and employees                          151              129
Other assets                                          451              463
                                           --------------   --------------
  Total assets                             $       37,270   $       39,497
                                           ==============   ==============

                   LIABILITIES, CONVERTIBLE PREFERRED STOCK AND
                                 SHAREHOLDERS’ EQUITY
Current liabilities:
  Accounts payable                         $          705   $        3,034
  Accrued clinical and cost of other
   studies                                            205              398
  Accrued compensation                              2,471            3,814
  Deferred revenue                                    104              222
  Other accrued liabilities                           496              475
                                           --------------   --------------
  Total current liabilities                         3,981            7,943

Non-current portion of deferred rent                  927              714
Notes payable to related party                      7,593               --
Convertible preferred stock                        23,669           23,669
Shareholders' equity                                1,100            7,171
                                           --------------   --------------
  Total liabilities, redeemable
    convertible preferred stock and
    shareholders' equity                   $       37,270   $       39,497
                                           ==============   ==============

* The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Contact:
Investor Relations
Aradigm Corporation
(510) 265-9370